[Cartoon's Graphic Identifier]

CARTOON ACQUISITION, INC.

POST OFFICE BOX 202 WYOMING, NEW YORK 14591-0202 TELEPHONE (585) 495-9923 TELECOPIER (585) 495-9923

April 22, 2006

Burt M. Arnold President Burt Martin Arnold Securities, Inc. Fka BMA SECURITIES Suite 100 608 Silver Spur Road Rolling Hills Estates, California 90274

Subject:	Cartoon Acquisition, Inc.,
Securities and Exchange Commission File No. 000-50411
Understanding in Regard to Form 211 Consideration

Dear Mr. Arnold:

     This letter shall confirm the understanding by Cartoon Acquisition, Inc., a United States corporation organized under the laws of the State of Delaware ("Cartoon"); whereby Burt Martin Arnold Securities, Inc., a California corporation, fictitiously doing business as BMA Securities, N. A. S. D. CRD No. 108219 ("BMA"), subject to the final decision of its Form 211 Committee, and acting on its own accord, desires to sponsor Cartoon in its efforts to initiate a quotation on the Electronic Quotation Service (the "Pink Sheets"), to be followed by an initial quotation on the Over-the-Counter Bulletin Board ("OTCBB") upon Cartoon's subsequent qualification thereon (the "Understanding").

     In pursuance of the objectives contemplated by this Understanding, Cartoon acknowledges that BMA will require Cartoon to refrain from certain activities as such activities may relate to the issuance of common voting equity securities or stock promotions during the application period (the "Application Period"). The Application Period shall be defined as the period of time beginning on the date BMA submits Cartoon's application to the National Association of Securities Dealers (the "NASD") until the date Cartoon's common stock commences trading.

The undersigned, acting as the sole officer and director Cartoon represents the following to BMA:

1.	Cartoon retained an investor relations firm in February 2006, which appointment has expired, and Cartoon does not plan to engage any other investor relations firm during the Application Period.

Cartoon will not undertake any activities that may be construed as promotional or not required as a part of Cartoon's reporting requirements under Section 13(a) of the Securities Exchange Act of 1934.

BMA Securities, April 22, 2006, Page 1 of 2

2.	Cartoon is not contemplating or undertaking a capital accommodation; whereby Cartoon would be issuing any of its common voting equity securities, debt securities, or any other debt instruments, and any of which would constitute a capital accommodation.

     The undersigned, acting on behalf of Cartoon, understands that BMA makes no representation or warranty to Cartoon as to its role in filing Cartoon's Form 211 and of any subsequent approval or disapproval of Cartoon's Form 211 Application by the NASD. It is Cartoon's understanding that BMA will make a reasonable effort to file Cartoon's Form 211, which submission will be based on the information provided to BMA by Cartoon in order to approve the Form 211 Application; however, BMA will not guarantee or warrant as to any decision or the final outcome of the NASD's decision with regard to Cartoon's Form 211 Application.

     To the extent of this Understanding, Cartoon holds BMA, its officers, directors, employees, consultants, and advisors, harmless from any liabilities and agrees to release BMA from any claim that may result from any complaint or legal action with respect to Cartoon's Form 211 Application.

     The undersigned, acting on behalf of Cartoon, certifies that Cartoon has satisfied the requirements of Rule 15c2-11 ("Compliance Information") of the Securities and Exchange Commission (the "SEC"); moreover, the undersigned certifies that all information provided to BMA and that all of Cartoon's information to be contained in any further Compliance Information is true, correct, and complete in all material respects and that, further, the sources from which Cartoon obtained any of its Compliance Information is reliable. Cartoon is not aware of any non-public information that would be deemed material; however, Cartoon agrees to notify BMA immediately of any such information upon its discovery or upon the conclusion as to its existence.

     Cartoon further understands that BMA is a qualified brokerage firm that is capable of maintaining a brokerage firm bid and offer price in any given security by standing ready to buy or sell at publicly-quoted prices; that BMA is not initiating a quotation for Cartoon's securities on the Pink Sheets or on the OTCBB on a gray market or "Other-OTC" basis; and, that this Understanding shall automatically terminate, without further writings, should BMA not submit Cartoon's Form 211 Application to the NASD within 10 (ten) days from the date hereof.

     Neither this Understanding, nor the negotiation, preparation, or submission hereof, or of the Form 211 Application, shall be, nor shall be construed to be, any admission of any liability or obligation by Cartoon or BMA, the validity of any claims, or the basis of any lawsuit, complaint, arbitration, or action to enforce, or to seek damages, for breach or misinterpretation of this Understanding.

Very truly yours,

CARTOON ACQUISITION, INC.

/s/ Randolph S. Hudson

Randolph S. Hudson
President

cc:	Stephen D. Rogoff, Esq.
John J. Marchaesi, C. P. A.
Michael T. Studer, C. P. A.

BMA Securities, April 22, 2006, Page 2 of 2